[AURORA LOGO OMITTED]

                                                                          News

                                                       Contacts: Ron Hutchison
                                                             Aurora Foods Inc.
                                                                  314-801-2310

                                                              Chuck Dohrenwend
                                                                   Alan Oshiki
                                                   Broadgate Consultants, Inc.
                                                                  212-232-2222

FOR IMMEDIATE RELEASE
---------------------

       AURORA FOODS ENTERS INTO AGREEMENT IN PRINCIPLE FOR $200 MILLION
             EQUITY INVESTMENT FROM J.W. CHILDS ASSOCIATES, L.P.

                 NEW EQUITY LINKED TO COMPREHENSIVE FINANCIAL
                         RESTRUCTURING TO REDUCE DEBT
           ______________________________________________________

St. Louis, July 2, 2003 - Aurora Foods Inc. (NYSE: AOR), a producer and marketer of leading food brands, announced today that it is undertaking a comprehensive financial restructuring designed to reduce its outstanding indebtedness, strengthen its balance sheet and improve its liquidity. As part of the restructuring, Aurora has entered into an agreement in principle with J.W. Childs Associates, L.P. (J.W. Childs), a Boston-based private equity investment firm with over $3.4 billion of equity capital under management, pursuant to which J.W. Childs will make an investment of $200 million for a 65.6% equity interest in the reorganized Company at a transaction value of approximately $925 million. Aurora also announced that it has begun discussions with its bank lenders and bondholders regarding the terms of the restructuring.

         In addition, Aurora launched, with the support of its bank lenders, a vendor lien program under which the Company is offering vendors the ability to obtain a junior lien on substantially all of the Company's $1.2 billion in assets for shipments made on customary terms. The lien would cover all existing and future trade obligations from participating vendors. JPMorgan Chase, the Company's agent bank, has also agreed to continue to provide the Company with up to $30 million in accounts receivable financing.

         "Since my arrival last September, we have been focused on two primary objectives to ensure the future success and growth of Aurora Foods," said Dale
F. Morrison, the Chairman and interim Chief Executive Officer of the Company. "Our first objective was to strengthen our financial condition by improving operations and reducing costs. We have made good progress in this area that will provide a solid foundation for future growth. The second key objective was to significantly reduce our balance sheet leverage. To achieve this objective, we have been proactively pursuing a number of strategic options, including actively working our divestiture process, evaluating various restructuring alternatives and, finally, identifying and working with a number of private equity firms regarding an infusion of new equity capital in the Company."

         "The transaction announced today is the result of these efforts," said Mr. Morrison. "We believe that this comprehensive restructuring, combined with the new equity investment from J.W. Childs, provides the best path for reducing our balance sheet leverage, optimizing value for all stakeholders, and leaving Aurora well positioned for the future."

         In connection with the restructuring, Aurora also announced that it has elected to defer the $8.8 million interest payment due July 1, 2003 on its outstanding 8.75% senior subordinated notes. Under the indenture for the 8.75% senior subordinated notes, there is a 30-day grace period for interest payments. As part of the restructuring, the Company's bank lenders have agreed not to exercise any remedies available to them during the grace period.

         Under the terms of the agreement in principle, J.W. Childs will purchase a 65.6% equity stake in Aurora for $200 million and the Company's existing $400 million in subordinated debt will be converted into a combination of equity and cash. The investment will be used to reduce the Company's outstanding bank debt and subordinated debt as well as for working capital purposes.

         "Aurora has made great strides toward improving its operations and reducing its cost structure, and we believe the proposed restructuring will leave the Company on a strong financial footing," said John W. Childs, President and founder of J.W. Childs Associates, L.P. "Aurora has widely recognized premium brands and strong market share and we look forward to working with the Company to build on the progress made to date and ensure its long term success."

         The agreement in principle provides that the restructuring will include the following elements:

     o The Company's existing bank lenders will be paid in full, receiving approximately $458 million in cash and approximately $197 million in new senior unsecured notes with a ten-year maturity. Aurora and J.W. Childs intend to raise approximately $441 million of new bank financing in connection with the restructuring, including a $50 million revolving credit facility (which is expected to be undrawn upon the closing of the transactions contemplated by the agreement in principle).

     o The Company's existing accounts receivable sales facility will be paid down and terminated.

     o Holders of the Company's 12% senior unsecured notes due 2006 will receive new senior unsecured notes in the principal amount of approximately $29 million and with a ten-year maturity.

     o Holders of the Company's outstanding 8.75% and 9.875% senior subordinated notes due 2008 and 2007, respectively, will receive a 50% recovery on their notes consisting of cash in the aggregate amount of approximately $110 million and approximately 29.5% (approximately $90 million) of the post-restructuring common stock.

     o Existing common and preferred stockholders will receive approximately 4.9% (approximately $15 million) of the post-restructuring common stock, and the existing common and preferred shares will be cancelled in connection with the restructuring.


         The agreement in principle contemplates that the transaction with J.W. Childs will be effected through a pre-negotiated bankruptcy reorganization case. The Company intends to conduct its business in the ordinary course during the restructuring and believes that the transactions contemplated by the agreement in principle will not affect its ability to service its customers or pay its suppliers in full.

         Concurrently with the closing of the transactions contemplated by the agreement in principle, J.W. Childs expects that Lawrence K. Hathaway will be appointed Chief Executive Officer of the Company. Mr. Hathaway is the former President and Chief Operating Officer of International Home Foods and has more than 30 years of consumer packaged goods experience with the last 15 years in the food industry.

         The Company also announced that it has retained the firm of Miller Buckfire Lewis Ying & Co., LLC as its financial advisor in its restructuring efforts. Additionally, Ronald B. Hutchison has been appointed to the newly created position of Chief Restructuring Officer. Mr. Hutchison brings over 15 years of successful restructuring experience to Aurora. Finally, the Company has appointed Richard A. Keffer, who has over 12 years of food industry experience, as General Counsel.

         The Company has notified the New York Stock Exchange about its plans to restructure its balance sheet and the terms thereof. As previously disclosed, the Company does not currently meet certain minimum listing standards of the Exchange. Consequently, the Company's previously announced proposal for a reverse stock split is being reevaluated in light of the overall restructuring.

         As of June 30, 2003, the Company had liquidity of approximately $27 million, which was comprised of cash and availability under the accounts receivable sales facility.

About Aurora Foods Inc.
----------------------

         Aurora Foods Inc., based in St. Louis, Missouri, is a producer and marketer of leading food brands, including Duncan Hines(R) baking mixes; Log Cabin(R), Mrs. Butterworth's(R) and Country Kitchen(R) syrups; Lender's(R) bagels; Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood; Aunt Jemima(R) frozen breakfast products; Celeste(R) frozen pizza and Chef's Choice(R) skillet meals. More information about Aurora may be found on the Company's Web site at www.aurorafoods.com.

CAUTIONARY NOTE: Statements contained in this press release that are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and which may affect the Company's prospects in general. For a summary of such risks and uncertainties, see the Company's periodic reports and other filings with the Securities and Exchange Commission.

The securities that may be offered in connection with the restructuring have not been and may not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of those securities.

The agreement in principle is subject to negotiation and execution of definitive documentation. No assurance can be given that such documentation will be executed.

The agreement in principle with J.W. Childs Associates, L.P. is being filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

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